Exhibit 99.1

CYCLACEL PHARMACEUTICALS TO RESTATE 2009 ANNUAL AND 2010 QUARTERLY FINANCIAL STATEMENTS TO CORRECT CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY; NO IMPACT ON RESULTS OF OPERATIONS.

Berkeley Heights, NJ, March 31, 2011 – Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; Cyclacel or the Company), announced today that the Company’s consolidated financial statements as of and for the year ended December 31, 2009 and quarterly consolidated financials statements for each of the three months ended March 31, June 30 and September 30, 2010 (the “Financial Statements”) contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011 (the “Annual Report”) have been restated to correct an error with respect to the recognition of undeclared cumulative preferred stock dividends as it relates to the payment of dividends on the Company’s 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”) and disclosures in the consolidated balance sheets and consolidated statement of stockholders’ equity related to the dividends on the Preferred Stock.

The effects of the restatement did not in any way affect the Company’s results of operations, reported loss per share, or cash flows.

In March 2011, the Company became aware of an error with respect to the historical accounting for undeclared dividends associated with our outstanding preferred stock. The Company’s management reviewed the error and determined that undeclared cumulative preferred stock dividends need only be disclosed in the financial statements or in the notes thereto, and not accrued and included as a current liability in the Company’s consolidated balance sheets, as the Company had recorded in prior periods. The effect of correcting the error has been recorded in the applicable restated periods. For the year ended December 31, 2009, accrued and other current liabilities were revised from $6.7 million to $5.5 million. For the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 other current liabilities were revised from $0.6 million, $0.8 million and $1.3 million to $0.3 million, $0.2 million and $0.4 million, respectively. For the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 accrued and other current liabilities were revised from $5.8 million, $5.3 million and $5.6 million to $4.4 million, $4.2 million and $4.4 million, respectively.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious diseases. Sapacitabine (CYC682), a cell cycle modulating nucleoside analog, is in Phase 3 development for the treatment of acute myeloid leukemia in the elderly under a Special Protocol Assessment agreement with the U.S. Food and Drug Administration, and in Phase 2 studies for myelodysplastic syndromes and lung cancer. Seliciclib (CYC202 or R-roscovitine), a CDK (cyclin dependent kinase) inhibitor, is in Phase 2 studies for the treatment of lung cancer and nasopharyngeal cancer and in a Phase 1 trial in combination with sapacitabine. Cyclacel’s ALIGN Pharmaceuticals subsidiary markets directly in the U.S. Xclair® Cream for radiation dermatitis, Numoisyn® Liquid and Numoisyn® Lozenges for xerostomia. Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a portfolio of commercial products and a development pipeline of novel drug candidates. Please visit www.cyclacel.com for additional information.

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety, and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that Cyclacel will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and current filings that have been filed with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact for Cyclacel Pharmaceuticals, Inc.

Investors/Media:
Corey Sohmer, (908) 517-7330
csohmer@cyclacel.com

© Copyright 2011 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc. Numoisyn® and Xclair® are trademarks of Sinclair Pharma plc.